UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2014

FIRST FEDERAL OF NORTHERN MICHIGAN BANCORP, INC.
(Exact name of Registrant as specified in its charter)

Maryland (State or Other Jurisdiction of Incorporation)	0-31957 (Commission File Number)	38-0135202 (I.R.S. Employer Identification No.)

100 S. Second Ave., Alpena, Michigan 49707
 (Address of principal executive offices)
(989) 356-9041
Registrant's telephone number, including area code

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01  Completion of Acquisition or Disposition of Assets.

On August 8, 2014, First Federal of Northern Michigan Bancorp, Inc. (“First Federal Bancorp”), the holding company of First Federal of Northern Michigan (“First Federal”), a federal savings bank headquartered in Alpena, Michigan, completed its merger with Alpena Banking Corporation (“ABC”), the holding company of Bank of Alpena, a Michigan state bank located in Alpena, Michigan.  The merger was consummated pursuant to the Agreement and Plan of Merger by and between First Federal of Northern Michigan Bancorp, Inc. and Alpena Banking Corporation dated January 23, 2014 (the “Merger Agreement”), by way of a merger of ABC with and into First Federal Bancorp with First Federal Bancorp being the surviving corporation in the merger (the “Merger”).  In connection with the Merger, Bank of Alpena was merged with and into First Federal with First Federal as the surviving institution.

The preceding paragraph is qualified in its entirety by reference to the Merger Agreement, incorporated by reference to Exhibit 10.1 to this Form 8-K.

Pursuant to the Merger Agreement, stockholders of ABC received merger consideration of 1.549 shares of First Federal Bancorp common stock for each share of ABC common stock owned as of the close of business on August 8, 2014, with cash payments in lieu of fractional shares being issued at a rate of $5.64 per share.

A press release detailing the above was issued by First Federal Bancorp, and is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As a result of the completion of the merger of ABC with and into First Federal Bancorp and pursuant to the Merger Agreement, Richard L. Crittenden, Timothy E. Fitzpatrick, Christopher B. McCoy and Eric G. Smith, each a former directors of ABC, have each been appointed to the boards of directors of First Federal Bancorp and First Federal as of August 8, 2014.  No determination has been made as to any board committees to which Messrs. Crittenden, Fitzpatrick, McCoy and Smith may be appointed.  There have been no transactions between First Federal Bancorp or First Federal and Messrs. Crittenden, Fitzpatrick, McCoy or Smith of a nature reportable pursuant to Item 404 of SEC Regulation S-K.

As a result of the completion of the Merger, on August 8, 2014, Craig A. Kus, age 60, was appointed President and Chief Operating Officer of First Federal Bancorp and First Federal.  Since 2001, Mr. Kus has served as President and Chief Executive Officer of ABC and Bank of Alpena.

Item 9.01.              Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

The financial statements and pro forma information required to be filed by this Item are not available at this time.  Such information will be filed as an amendment to this Current Report on Form 8-K when the information becomes available; however, in no event will such information be filed any later than 71 days from the last date on which this Form 8-K was required to be filed.

(b)	Pro Forma Financial Information

The financial statements and pro forma information required to be filed by this Item are not available at this time.  Such information will be filed as an amendment to this Current Report on Form 8-K when the information becomes available; however, in no event will such information be filed any later than 71 days from the last date on which this Form 8-K was required to be filed.

(c)	Not Applicable.

(d)	Exhibits

Exhibit Number                      Description

Exhibit 10.1
Agreement and Plan of Merger by and between First Federal of Northern Michigan Bancorp, Inc. and Alpena Banking Corporation, dated January 23, 2014 (incorporated by reference to Exhibit 10.1 to First Federal Bancorp’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on January 29, 2014 (Commission File No. 000-31957))

Exhibit 99.1                          Press Release dated August 8, 2014

(e)	Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FEDERAL OF NORTHERN MICHIGAN BANCORP, INC.

Date: August 8, 2014	By: /s/ Michael W. Mahler
Michael W. Mahler
President and Chief Executive Officer (Duly Authorized Representative)